Exhibit (J)(2)
April 25, 2008
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
RE:	Principal Variable Contracts Fund, Inc. Post-Effective Amendment No. 67 to Registration Statement on Form N-1A File No. 02-35570
I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).
Sincerely,
/s/ Adam U. Shaikh
Adam U. Shaikh
Assistant Counsel